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                                                                    Exhibit 10.3



                               RETAINER AGREEMENT


        THIS RETAINER AGREEMENT, (the "Agreement") effective February 20, 2000 (the "Effective Date") is entered into by and between Sunhawk.com Corporation, a Washington corporation (the "Company"), and The Otto Law Group, PLLC, a Washington limited liability company, hereinafter the ("TOLG").

        WHEREAS, the Company desires to retain TOLG and TOLG has consented to provide various services and to otherwise be available to assist with Company matters seven (7) days per week, twenty-four (24) hours per day.

        NOW, THEREFORE, the Company and TOLG agree to the following terms and conditions of the Agreement.

        1. Retention. Beginning on the Effective Date, the Company will retain TOLG, and TOLG will accept retention by the Company, and TOLG shall also have an obligation to report to the Company's Chief Executive Officer in accordance with the terms of this Agreement.

        2.      Duties.

                2.1 TOLG's primary duties will be to be available seven (7) days per week, twenty-four (24) hours per day, to provide advice and assistance to the Company and perform such other reasonable duties as the Chief Executive Officer of the Company determines.

                2.2 As part of TOLG's duties and compensation hereunder, TOLG will communicate, if requested, with those representatives of the Company as determined by the Company's Chief Executive Officer.

        3. Time Obligations. If and when requested by the Company's Chief Executive Officer, TOLG will devote whatever time is necessary and use his best efforts to complete the duties set forth herein.

        4. Compensation. In connection with TOLG remaining available to provide services under the terms of this Agreement, TOLG shall receive cash compensation in the amount of three hundred eighty-five thousand dollars ($385,000) (the "Retainer Amount"), which cash compensation shall be deemed paid as of the Effective Date. Further, TOLG shall continue to provide, and shall be paid separately at the designated hourly


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                rate on a monthly basis, for legal services relating to
                corporate finance, securities, contracts, corporate governance, mergers and acquisitions, other matters involving the Company's operations, any securities issuance and compliance, documentation preparation and review and identifying and structuring transactions between the Company and appropriate strategic partners including, without limitation, companies involved in or otherwise benefiting from, the Company's technology and/or products and related information. TOLG shall also assist the Company in its efforts to develop its business development and sales and marketing operations, complete certain strategic goals and develop a business plan

        5.      Term and Termination.

                5.1 Unless otherwise terminated, in writing, as provided in this Section 5, this Agreement shall expire on February 19, 2003.

                5.2 This Agreement shall be terminated, in writing, upon the following:

                        (a)     Dissolution of TOLG;

                        (b) Inability of TOLG to perform the duties set forth herein for a period of thirty (30) consecutive days in any one calendar year due to sickness or of any principal of TOLG; or

                        (c)     For cause as provided in Section 6.1.

                5.3 TOLG shall be entitled to its entire Retainer Amount regardless of whether termination (i) is with or without cause by either the Company or TOLG, as the case may be or (ii) occurs under this Section 5.

        6.      Cause and Breach.

                6.1 Where reference is made in this Agreement to termination being by the Company with or without cause, "cause" shall mean cause given by the Company to TOLG and is limited to the following:

                        (a) Repeated failure or refusal to carry out the reasonable written directions of the Company, provided such directions are consistent with the duties and obligations herein set forth to be performed by TOLG; or


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                        (b)     Violation of a state or federal law involving
                                the commission of a crime against the Company or a felony materially adversely affecting the Company.

        7. Notice. All notice and requests in connection with the Agreement shall be in writing and may be given by personal delivery, registered or certified mail, return receipt requested, telegram or any other customary means of communications addressed as follows:

                      Advisor:              David M. Otto, Esq.
                                            The Otto Law Group
                                            999 Third Avenue
                                            Suite 3210
                                            Seattle, WA  98104

                      Sunhawk.com
                      Corporation:          Marlin Eller, CEO
                                            Sunhawk.com Corporation
                                            223 Taylor Avenue North, Suite 200
                                            Seattle, WA  98109

               Or to such other address as the party to receive the notice or request shall designate by notice to the other. The effective date of any notice or request shall be five (5) days from the date which it is sent by the addressor by registered or certified mail, or when delivered to a telegraph company, properly addressed as above with charges prepaid, or when personally delivered.

        8. Assignment. The rights of either party shall not be assigned or transferred either voluntarily or by operation of law without the other party's written consent, nor shall the duties of either party be delegated, in whole or part, either voluntarily or by operation of law without the other party's written consent. Any unauthorized assignment transfer or delegation shall be of no force or effect.

        9. Independent Counsel. TOLG also acts as counsel to the Company. All parties have retained independent legal counsel to advise them with respect to this Agreement and are not relying on the Company or its counsel for legal or tax advise.

        10. Independent Contractor. TOLG is an independent contractor. This Agreement shall not create the relationship of employer and employee, a partnership, or a joint venture. The Company shall not control or direct the details and means by which TOLG performs its business and services. TOLG shall determine the number of days and hours of its work as well as


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                the number of assistants, partners or employees utilized by TOLG in its responsibilities under this Agreement. TOLG shall be solely responsible for the amount of wages, benefits, work schedules and/or any conditions of any of either TOLG's assistants, partners or employees. Finally, TOLG is an independent contractor and not an employee of the Company and agrees to comply with all federal and state tax and Social Security legislation as applicable to such independent contractors. TOLG has no authority to bind the Company or incur any obligation on behalf of the Company.

        11. Confidential Information and Covenant. As a result of TOLG's independent contractor relationship with the Company, TOLG could acquire confidential information about the Company. TOLG will respect the confidences of the Company and will not, at any time, during or after termination of this Agreement, directly or indirectly, divulge or disclose for any purpose whatsoever, or use for their own benefit, any confidential information that has been created or obtained by or disclosed to TOLG as a result of his relationship with the Company, including but not limited to, technology concepts or projects as they relate to the business and technology developed by the Company. In addition, all information created or received by TOLG shall be deemed the property of the Company and no information shall be furnished to persons not associated with this Agreement without prior permission of the Company.

        12.     Miscellaneous.

                12.1 Waiver. No waiver of any of the provisions of this Agreement shall be valid unless in writing, signed by the party against whom such waiver is sought to be enforced, nor shall failure to enforce any right hereunder constitute a continuing waiver of these same or a waiver of any other right hereunder.

                12.2 Amendments. All amendments of this Agreement shall be made in writing, signed by the parties, and nor oral amendment shall be binding on the parties.

                12.3 Integration. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereunto and supersedes and cancels any other prior oral and/or written agreement or understandings of the parties in connection with such subject matter

                12.4 Severability. The enforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision of provisions hereof unenforceable or invalid. If any one or more of the provisions of this Agreement shall for any reason be excessively broad as to duration, scope, activity or subject, it shall be construed by reducing


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                        such provisions, so as to be enforceable to the extent
                        compatible with applicable law.

                12.5 Headings. The headings or titles in this Agreement are for the purpose of reference only and shall not in any way affect the interpretation or construction of this Agreement.

                12.6 Governing Law. This Agreement will be governed by the laws of the State of Washington, applicable to agreements between Washington residents to be performed within the State of Washington. Any disputes arising out of or from this Agreement shall be submitted to binding arbitration for resolution in Seattle, Washington.

                12.7 Attorney's Fees. In the event of litigation to enforce this Agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees as determined by the court.

        IN WITNESS HEREOF, the parties have executed this Agreement as of the day and year first above written.


        THE OTTO LAW GROUP, P.L.L.C.


        By:
            ------------------------------------
        Name:
        Title:


        SUNHAWK.COM CORPORATION



        By:
           -------------------------------------
        Name:
        Title: